EXHIBIT 21

                 SUBSIDIARIES OF CONSOLIDATED NATURAL GAS COMPANY


                                                                 Percent Voting
                                                                   Securities
                                                                    Owned by
                                                    State of       Immediate
                  Name of Company                Incorporation   Parent Company
_____________________________________________    _____________   ______________

CONSOLIDATED NATURAL GAS COMPANY  .  .  .  .       Delaware
Subsidiary companies:
  Consolidated Natural Gas Service Company, Inc.   Delaware            100%
  CNG Transmission Corporation .  .  .  .  .       Delaware            100%
    CNG Iroquois, Inc.   .  .  .  .  .  .  .       Delaware            100%
  The East Ohio Gas Company*.  .  .  .  .  .         Ohio              100%
  The Peoples Natural Gas Company .  .  .  .     Pennsylvania          100%
  Virginia Natural Gas, Inc.   .  .  .  .  .       Virginia            100%
  Hope Gas, Inc.   .  .  .  .  .  .  .  .  .    West Virginia          100%
  West Ohio Gas Company  .  .  .  .  .  .  .         Ohio              100%
  CNG Producing Company  .  .  .  .  .  .  .       Delaware            100%
    CNG Pipeline Company .  .  .  .  .  .  .         Texas             100%
  CNG Energy Company**.  .  .  .  .  .  .  .       Delaware            100%
    CNG Bear Mountain, Inc. .  .  .  .  .  .       Delaware            100%
    CNG Market Center Services, Inc. .  .  .       Delaware            100%
    CNG Technologies, Inc.  .  .  .  .  .  .       Delaware            100%
    Granite Road CoGen, Inc.   .  .  .  .  .         Texas             100%
  CNG Energy Services Corporation .  .  .  .       Delaware            100%
  CNG Power Services Corporation  .  .  .  .       Delaware            100%
    CNG Lakewood, Inc.   .  .  .  .  .  .  .       Delaware            100%
  CNG Storage Service Company  .  .  .  .  .       Delaware            100%
  Consolidated System LNG Company .  .  .  .       Delaware            100%
  CNG Research Company.  .  .  .  .  .  .  .       Delaware            100%
  CNG Coal Company .  .  .  .  .  .  .  .  .       Delaware            100%
  CNG Financial Services, Inc. .  .  .  .  .       Delaware            100%

 *During 1994, The Public Utilities Commission of Ohio approved the merger of the Company's former subsidiary, The River Gas Company, into The East Ohio Gas Company.
**Effective January 16, 1995, CNG Energy Company was renamed CNG Power Company.